FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-01

FILED AS SUPPLEMENTAL INFORMATION IN CONNECTION WITH THE BBCMS MORTGAGE TRUST 2021-C12, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2021-C12

ALL INFORMATION CONTAINED HEREIN IS SUPERSEDED BY ANY SUBSEQUENT INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE

AMF Portfolio – Historical Concessions and Collection Loss

	August 2021
Line Item	2019	2020	TTM	T6	T3
Concessions $	($348,275)	($284,998)	($181,979)	($163,590)	($130,304)
Concessions %	-1.3%	-1.1%	-0.7%	-0.6%	-0.5%

Collection Loss $	($743,604)	($718,088)	($587,879)	($583,232)	($672,512)
Collection Loss %	-2.9%	-2.7%	-2.1%	-2.1%	-2.4%